UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2025

TREASURE GLOBAL INC

(Exact name of registrant as specified in its charter)

Delaware	001-41476	36-4965082
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York	10001
(Address of registrant’s principal executive office)	(Zip code)

+6012 643 7688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2025, Ms. Chan See Wah informed Treasure Global Inc. (the “Company”) of her resignation as Chief Financial Officer, effective as of December 31, 2025.

On December 16, 2025, Mr. Pusparajan a/l Vadiveloo, a financial controller of the Company, was promoted as Chief Financial Officer of the Company, effective as of December 17, 2025 (the “Appointment”).

Mr. Pusparajan a/l Vadiveloo and the Company previously entered into an employment agreement dated as of September 29, 2025 (the “Agreement”), pursuant to which Mr. Pusparajan a/l Vadiveloo was appointed as the financial controller of the Company. Pursuant to the Agreement, Mr. Pusparajan a/l Vadiveloo is entitled to receive a monthly remuneration of RM 12,500.00. In addition, Mr. Pusparajan a/l Vadiveloo is entitled to a total of $50,000 worth of shares of common stock of the Company on an annual basis, subject to applicable vesting schedules and other restrictions, in accordance with the Company’s equity compensation plan. During the term of the Agreement, either party may terminate the Appointment Letter Agreement by providing two (2) months’ written notice or salary in lieu of such notice to the other party. Upon termination, Ms. Chan will be subject to a one-year non-solicitation period concerning the hiring of the Company’s employees and the solicitation of its clients, among other restrictions.

In connection with the Appointment, Mr. Pusparajan a/l Vadiveloo will continue to be compensated pursuant to the terms of the existing Agreement. No new compensatory plan, arrangement, or agreement has been entered into in connection with this Appointment, and no material changes have been made to the terms of the Agreement.

Mr. Pusparajan a/l Vadiveloo has over 11 years of experience in accounting and finance, with expertise in the information technology, telecommunications, and manufacturing industries. He holds a Bachelor’s degree in Accounting (Honours) from Universiti Tenaga Nasional, where he graduated in 2015. Mr. Pusparajan is also a member of the Malaysian Institute of Accountants (MIA).

Prior to joining the Company, Mr. Pusparajan a/l Vadiveloo was the Manager of Finance and Administration at Longbow Solutions Sdn. Bhd. In this role, he was responsible for financial management, banking and treasury functions, cash flow oversight, financial reporting, compliance matters, and administrative operations. Before that, he served as the Assistant Manager of Accounts and Treasury at Smart Glove Corporation Sdn. Bhd., where he supported corporate accounting, treasury management, financial controls, and reporting functions in a large-scale manufacturing environment.

Mr. Pusparajan a/l Vadivveloo’s professional background includes financial management, banking and treasury operations, cash flow management, financial reporting, regulatory compliance, and administrative operations.

There are no family relationships between Mr. Pusparajan a/l Vadiveloo and any director or executive officer of the Company, and there are no transactions involving Mr. Pusparajan a/l Vadiveloo that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, a form of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1*	Employment Agreement dated September 29, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*	Certain personal information which would constitute an unwarranted invasion of personal privacy has been redacted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K. The Company hereby undertakes to supplementally furnish any redacted information to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2025	TREASURE GLOBAL INC.

	By:	/s/ Carlson Thow
	Name:	Carlson Thow
	Title:	Chief Executive Officer

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